Exhibit 3.155

DELAWARE             PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ADVANCED DISPOSAL SERVICES SMYRNA TRANSFER STATION, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE SEVENTEENTH DAY OF FEBRUARY, A.D. 2009, AT 11:58 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “ADVANCED DISPOSAL SERVICES SMYRNA TRANSFER STATION, LLC”.

4656124 8100H

121188328

You may verify this certificate online at corp.delaware.gov/authver.shtml
Jeffrey W. Bullock, Secretary of State

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION:	9957563
DATE:	11-01-12

CERTIFICATE OF FORMATION

OF

ADVANCED DISPOSAL SERVICES SMYRNA TRANSFER STATION, LLC

ARTICLE I - NAME

The name of this Limited Liability Company is Advanced Disposal Services Smyrna Transfer Station, LLC (the “Company”).

ARTICLE II·- INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Company is 1209 Orange Street, Wilmington, Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company.

ARTICLE III - OPERATING AGREEMENT

The rights and duties of the members of the Company are set forth in the Operating

Agreement of the Company.

IN WITNESS WHEREOF, the undersigned authorized person of the Company has executed this Certificate of Formation this 16th day of February 2009.

ADVANCED DISPOSAL SERVICES SMYRNA
TRANSFER STATION, LLC

Christian B. Mills,
Authorized Person of Company

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:05 PM 02/17/2009 filed 11:58 AM 02/17/2009
SRV 090147041 – 4656124 FILE

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